FORM 8-A

                      Securities and Exchange Commission
                            Washington, D.C. 20549

               For registration of certain classes of securities
                    pursuant to section 12(b) or (g) of the

                        Securities Exchange Act of 1934


                             MI DEVELOPMENTS INC.
              ___________________________________________________
            (Exact name of registrant as specified in its charter)


        Ontario, Canada
________________________________________   ____________________________________
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

         455 Magna Drive
         Aurora, Ontario
         Canada L4G 7A9
________________________________________                  _______________
(Address of principal executive offices)                  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                            Name of each exchange on which
to be so registered                             each class is to be registered

None.

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: __________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Exchange Act:


                                Class B Shares

            _______________________________________________________
                               (Title of class)


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                Information required in registration statement

Item 1. Description of Registrant's Securities to be Registered.

         The description of the Class B Shares of MI Developments Inc. (the "Registrant") to be registered hereunder is contained under the caption "Share Capital" in Item 10 of the Registration Statement on Form 20-F/A dated August 18, 2003, filed by the Registrant with the Securities and Exchange Commission on August 19, 2003 (the "Registration Statement on Form 20-F"), which description is incorporated herein by reference.

Item 2.   Exhibits.

         See Exhibit Index.

                                   Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  August 19, 2003


                                       MI DEVELOPMENTS INC.
                                        (Registrant)


                                       By: /s/ William J. Biggar
                                          --------------------------
                                          William J. Biggar
                                          President and Chief
                                          Executive Officer


                                       By: /s/ John D. Simonetti
                                          ---------------------------
                                          John D. Simonetti
                                          Vice-President, Finance and Chief
                                          Financial Officer




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



                                 EXHIBIT INDEX

Exhibit No.       Description of Document
-----------       -----------------------

     1.1 Articles of Amalgamation of the Registrant (incorporated by reference to Exhibit 1.3 to the Registration Statement on Form 20-F).

     1.2 By-laws of the Registrant (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 20-F).


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